UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   March 15, 2011

JAVO BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26897	48-1264292
(State or other jurisdiction of incorporation)	(Commission File Number)	I.R.S. Employer Identification Number

1311 Specialty Drive, Vista, CA	92081
(Address of principal executive office)	(Zip Code)

(760) 560-5286
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On March 15, 2011, Javo Beverage Company (the “Company”) filed an amended plan of reorganization (the “Amended Plan”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Amended Plan amends the initial plan of reorganization (“Initial Plan”) as reported on Form 8-k filed on February 14, 2011, which contained terms and conditions regarding the recapitalization and reorganization of the Company.  As in the Initial Plan, the Amended Plan provides for no value or distributions to the Company’s existing holders of preferred stock, common stock, warrants or any other form of equity interests on account of such interests based on the enterprise value of the Company relative to its liabilities.  Also under the Amended Plan, as in the Initial Plan, upon the effective date of the Amended Plan, the reorganized company will be a “private” company and will not be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

In addition, on March 16, 2011, the Bankruptcy Court signed an order approving the Company’s amended disclosure statement filed with the Bankruptcy Court on March 15, 2011 (the “Amended Disclosure Statement”) related to the Amended Plan.  The Bankruptcy Court also approved procedures by which the Company will solicit votes on the Amended Plan, and set certain other dates and procedures related to seeking confirmation of the Amended Plan.

Consummation of the transactions contemplated under the Amended Plan is subject to approval by the Bankruptcy Court.  The hearing on confirmation and approval of the Amended Plan is scheduled for April 28, 2011 before the Honorable Brendan L. Shannon, United States Bankruptcy Judge in the Bankruptcy Court.

The foregoing description of the Amended Plan is qualified in its entirety by the text of the Amended Plan, which is filed herewith as Exhibit 2.1. Further details on the Amended Plan, the Amended Disclosure Statement and the order referenced in this Form 8-k may be accessed at the Company’s restructuring website, www.kccllc.net/JavoBevCo.  No portion of this website is incorporated herein.

ITEM 9.01	Financial Statements and Exhibits

Number	Description

2.1	First Amended Plan of Reorganization of Javo Beverage Company, Inc., as filed on March 15, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVO BEVERAGE COMPANY, INC.

Date:	March 16, 2011	By:	/s/ Richard A. Gartrell
		Name:	Richard A. Gartrell
		Title:	Chief Financial Officer